UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

LAYNE CHRISTENSEN COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Hughes Landing Blvd, Suite 800

The Woodlands, Texas 77380

(Address of principal executive offices)

(281) 475-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.	Entry into a Definitive Material Agreement.

4.25% Supplemental Indenture

On June 14, 2018, in connection with the consummation of the Merger (as defined below), Layne Christensen Company, a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), entered into a First Supplemental Indenture, dated as of June 14, 2018 (the “4.25% Supplemental Indenture”), which amends and supplements the Indenture, dated as of November 12, 2013, by and between the Company and the Trustee (as amended and supplemented, the “4.25% Indenture”) relating to the Company’s 4.25% Convertible Senior Notes Due 2018 (the “4.25% Notes”).

Pursuant to the 4.25% Supplemental Indenture, the consideration due upon conversion of any 4.25% Notes, and the conditions to any such conversion, is determined in the same manner as if each reference to any number of shares of Company Common Stock (as defined below) in Article 10 of the 4.25% Indenture were instead a reference to Granite Common Stock (as defined below) multiplied by the Exchange Ratio (as defined below). The conversion rate in effect immediately following the Merger is 11.7739 shares of Granite Common Stock per $1,000 principal amount of 4.25% Notes.

As previously reported by the Company on a Current Report on Form 8-K dated May 14, 2018, the Company delivered a Notice of Settlement Method to holders of the 4.25% Notes whereby the Company elected cash settlement as the settlement method for conversion of the 4.25% Notes. As a result of such election, Granite Construction Incorporated, a Delaware corporation (“Granite”), is not required to become a party to the 4.25% Supplemental Indenture.

The foregoing description of the 4.25% Supplemental Indenture is not complete and is qualified in its entirety by reference to the 4.25% Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

8.00% Supplemental Indenture

On June 14, 2018, in connection with the consummation of the Merger, the Company, Granite and the Trustee, entered into a First Supplemental Indenture, dated as of June 14, 2018 (as amended and supplemented, the “8.00% Supplemental Indenture”), which amends and supplements the Indenture, dated as of March 2, 2015, by and among the Company, the Guarantors party thereto, the Trustee and U.S. Bank National Association as collateral agent (the “8.00% Indenture”) relating to the Company’s 8.00% Senior Secured Second Lien Convertible Notes (the “8.00% Notes”).

Pursuant to the 8.00% Supplemental Indenture, the consideration due upon conversion of any 8.00% Notes is, for each $1,000 principal amount of such 8.00% Notes, the number of shares of Granite Common Stock equal to the conversion rate in effect at such time; with cash in lieu of fractional shares as described in Section 10.03 of the 8.00% Indenture. The conversion rate in effect immediately following the Merger is 23.0769 shares of Granite Common Stock per $1,000 principal amount of 8.00% Notes. Granite executed the 8.00% Supplemental Indenture solely to acknowledge its obligation to deliver to the Company a sufficient number of shares of Granite Common Stock to satisfy any conversion of the 8.00% Notes into shares of Granite Common Stock

The foregoing description of the 8.00% Supplemental Indenture is not complete and is qualified in its entirety by reference to the 8.00% Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Definitive Material Agreement.

On June 14, 2018, the Company terminated all commitments to provide loans or other extensions of credit under the Amended and Restated Credit Agreement, dated as of August 17, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among the Company, the subsidiaries of the Company party thereto (together with the Company, the “Loan Parties”), the lenders party thereto, PNC Bank, National Association, as administrative agent (in such capacity, “Agent”), co-collateral agent, swingline lender and issuing bank, Jeffries Finance LLC, as arranger and syndication agent and Wells Fargo Bank, N.A., as co-collateral agent. The Credit Agreement has been terminated except for provisions thereof that expressly survive termination of the Credit Agreement and the payment in full of all obligations thereunder and provisions thereof relating to letters of credit issued thereunder.

As of June 14, 2018, no borrowings were outstanding under the Credit Agreement. Cash collateral in the amount of approximately $25 million has been deposited by Granite with the Agent to secure the letters of credit issued under the Credit Agreement that remain outstanding and the reimbursement and other obligations of the Loan Parties in respect thereof.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 14, 2018, the Company and Granite consummated the Merger, pursuant to the Agreement and Plan of Merger, dated February 13, 2018 (the “Merger Agreement”), among the Company, Granite and Lowercase Merger Sub Incorporated, a Delaware corporation and wholly owned subsidiary of Granite (“Merger Sub”), whereby Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Granite (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), that was issued and outstanding immediately prior to the Effective Time was cancelled and automatically converted into the right to receive 0.27 (the “Exchange Ratio”) validly issued, fully paid, and non-assessable shares of common stock, par value $0.01 per share, of Granite (“Granite Common Stock”). No fractional shares of Granite Common Stock will be issued to any Company stockholder in the Merger. Pursuant to the Merger Agreement, each Company stockholder who would otherwise have been entitled to receive a fraction of a share of Granite Common Stock in the Merger will receive cash in lieu of any fractional shares.

In addition, pursuant to the Merger Agreement, at the Effective Time, the Company’s outstanding stock options were cancelled and converted into the right to receive an amount of cash equal to the product of (1) the number of Company shares issuable upon the exercise of the Company stock option, multiplied by (2) the excess value, if any, of the (a) product of (i) the Exchange Ratio, multiplied by (ii) the volume-weighted average trading price per share of Granite Common Stock on the New York Stock Exchange for the 10-trading day period ending on the third trading day immediately preceding June 14, 2018 (“Granite

Common Stock Price”), over (b) the exercise price of the Company stock option. The Company’s outstanding service-based restricted stock units (whether vested or unvested) were cancelled and converted into the right to receive an amount of cash (without interest) equal to the product of (1) the number of Company shares in respect of such restricted units, multiplied by (2) the product of (i) the Exchange Ratio, multiplied by (ii) Granite Common Stock Price. The Company’s unvested performance stock units, outstanding immediately prior to the Effective Time, have vested, and the underlying number of Company shares earned were determined based on the maximum level of achievement of the applicable performance goals. The Company’s performance stock units that vested prior to the Effective Time or those that vested pursuant to the Merger Agreement were cancelled and converted into the right to receive an amount of cash (without interest) equal to the product of (1) the number of Company shares earned in respect to the performance stock unit, multiplied by (2) the product of (i) the Exchange Ratio, multiplied by (ii) Granite Common Stock Price.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 14, 2018, which is incorporated in this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested Nasdaq Global Select Market (“Nasdaq”) to suspend trading in the Company Common Stock as of close of trading on June 14, 2018 and file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (“SEC”) to delist shares of the Company Common Stock from Nasdaq and remove the shares from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the close of trading on June 14, 2018. On June 14, 2018, Nasdaq filed a notification of removal from listing on Form 25 with the SEC with respect to the Company Common Stock. The Company will file a Form 15 with the SEC to suspend the Company’s reporting obligations with respect to Company Common Stock under Sections 13 and 15(d) of the Exchange Act 10 days after the Form 25 is filed.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth above in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

At the Effective Time, holders of Company Common Stock immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive Merger consideration pursuant to the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

To the extent required by Item 5.01, the information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, a change of control of the Company occurred. The Company became a wholly owned subsidiary of Granite.

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in further change of control of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Executive Officers and Directors

Pursuant to Section 2.06 of the Merger Agreement, at the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of the Company as the surviving corporation. As a result, the following directors and officers of the Company ceased to hold their respective positions at the Company, effective as of the Effective Time: J. Michael Anderson, David A.B. Brown, J. Samuel Butler, Michael J. Caliel, Steven F. Crooke, Robert R. Gilmore, Alan P. Krusi, Kevin Maher, John T. Nesser III, Nelson Obus, and Larry Purlee. There were no disagreements between these directors and officers with the Company on any matter relating to the Company’s operations, policies, or practices.

Pursuant to the Merger Agreement, as of the Effective Time, James H. Roberts, the sole member of the Board of Directors of Merger Sub immediately prior to the Effective Time, became the sole member of the Board of Directors of the Company and will serve until his successor is duly elected or appointed and qualified, or until the earlier of his death, resignation, or removal.

Pursuant to the Merger Agreement, as of the Effective Time, the following officers of Merger Sub became the officers of the Company: Richard A. Watts 55, President and Group Manager, Bradley G. Graham, 47, Vice President and Controller of Merger Sub and Jigisha Desai, 51, Vice President and Treasurer, and each will hold office until his or her respective successor is duly elected and qualified, or the earlier of his or her resignation or removal. Mr. Watts, has worked at Granite since 2003 and currently serves as Granite’s senior vice president, general counsel, corporate compliance officer and secretary. Mr. Graham has worked at Granite since 2013 and currently serves as Granite’s vice president and corporate controller. Ms. Desai has worked at Granite since 1993 and currently serves as Granite’s vice president of corporate finance and treasurer.

Item 5.03.	Amendments to Articles of Incorporations or Bylaws; Change in Fiscal Year.

Pursuant to Section 2.05(a) and Section 2.05(b) of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the corporation shall be “Layne Christensen Company” and, as so amended, shall be the certificate of incorporation and bylaws of the Company until amended in accordance with the General Corporation Law of the State of Delaware. A copy of the seventh amended and restated certificate of incorporation and second amended and restated bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, which are incorporated into this Item 5.03 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the special meeting of Company stockholders held on June 13, 2018 (the “Special Meeting”), 16,095,774 shares of Company Common Stock, or approximately 80.2% of the 20,059,489 shares of Company Common Stock issued and outstanding and entitled to vote at the Special Meeting, which constituted a quorum, were present in person or by proxy.

At the Special Meeting, Company stockholders of record as of the close of business on May 11, 2018 considered (1) a proposal to adopt the Merger Agreement (the “Merger Proposal”); (2) a non-binding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the closing of the Merger (the “Compensation Proposal”); and (3) a proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies, if there are not sufficient votes to approve the Merger Proposal (the “Adjournment Proposal”).

The final voting results for each item voted upon are set forth below:

Proposal One – Merger Proposal. The Merger Proposal was approved by the following vote:

For	Against	Abstain

14,814,702	1,236,929	44,143

Proposal Two – Compensation Proposal. The Compensation Proposal was approved by the following vote:

For	Against	Abstain

9,526,935	6,469,939	98,900

Proposal Three – Adjournment Proposal. The Adjournment Proposal was approved by the following vote:

For	Against	Abstain

14,843,874	1,170,789	81,111

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Company, Granite and Merger Sub, dated as of February 13, 2018 (incorporate by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on February 14, 2018)*

3.1	Seventh Amended & Restated Certificate of Incorporation of the Company

3.2	Second Amended & Restated Bylaws of the Company

4.1	4.25% Supplemental Indenture, dated as of June 14, 2018, between the Company and U.S. Bank National Association

4.2	8.00% Supplemental Indenture, dated as of June 14, 2018, by and among the Company, Granite, and U.S. Bank National Association

*	Schedules and exhibits have been omitted pursuant to item 601(b)(2) of regulation S-K. The Registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAYNE CHRISTENSEN COMPANY
(Registrant)

/s/ Richard A. Watts
Richard A. Watts
President and Group Manager

Date: June 14, 2018